EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-229432) and Form S-3 (File No. 333-251988) of AgeX Therapeutics, Inc. of our report dated March 31, 2021, relating to the consolidated financial statements of AgeX Therapeutics, Inc., which appears in this Annual Report on Form 10-K.

/s/ OUM & Co. LLP

San Francisco, California
March 31, 2021